EX-35.1
SERVICER COMPLIANCE STATEMENT
Section 1123 of REGULATION AB



I, Jay Bray, Executive Vice President and Chief Financial Officer of Nationstar Mortgage LLC (formerly "Centex Home Equity Company, LLC")("Nationstar"), hereby certify that:

(1) Based on my knowledge, Nationstar has fulfilled all of its obligations under the respective Pooling and Servicing Agreements in all material respects throughout the reporting period, except as described in Item 1122, Certification Regarding Compliance with Applicable Servicing Criteria;

(2) I am responsible for reviewing the activities performed by Nationstar as servicer under the respective Pooling and Servicing Agreements, and based on my knowledge and the compliance review conducted in preparing the Report on Assessment of Compliance and except as disclosed in the Report on Assessment of Compliance and the Attestation Report, Nationstar has fulfilled its obligations under the respective Pooling and Servicing Agreements in all material respects.



Nationstar Mortgage LLC


By: /s/ Jay Bray
Name: Jay Bray
Title: Executive Vice President Chief Financial Officer

Date: March 15, 2008


(page)


Appendix A to Nationstar Mortgage 1123 Certification

List of Securitizations

Centex Home Equity Loan Trust 2006-A
Nationstar Home Equity Loan Trust 2006-B
Nationstar Home Equity Loan Trust 2007-A
Nationstar Home Equity Loan Trust 2007-B
Nationstar Home Equity Loan Trust 2007-C
Home Equity Loan Trust 2007-FRE1
Newcastle Mortgage Securities Trust 2006-1
Newcastle Mortgage Securities Trust 2007-1
Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6 Soundview Home Loan Trust Asset-Backed Certificates, Series 2007-NS1